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                                                                    Exhibit 99.1


FOR IMMEDIATE DISTRIBUTION

CONTACT: Corporate Communications
         404-715-2554

         Investor Relations
         404-715-6679

    Delta AIR LINES COMMON STOCK TO CEASE TRADING ON NEW YORK STOCK EXCHANGE

ATLANTA, (Oct. 7, 2005) - Delta Air Lines announced today that it has been advised by the New York Stock Exchange (NYSE) that its common stock - ticker symbol DAL - and its 8 1/8% Notes due July 1, 2039 - ticker symbol DNT - will be suspended from trading on the NYSE on October 13, 2005, and that the NYSE will submit an application to the Securities and Exchange Commission to delist these securities.

         Delta received written notification from the NYSE on October 4, 2005 that the average closing price of Delta's common stock fell below the NYSE's continued listing minimum share price standard of $1.00 over a consecutive 30-trading-day period as of October 3, 2005. This condition subjected Delta's securities to the NYSE's suspension and delisting procedures.

         Delta has informed the NYSE that, due to its recent Chapter 11 filing, it does not intend to attempt to cure this deficiency and will not oppose the suspension and delisting of its common stock and its 8 1/8% Notes due July 1, 2039. The Company expects these securities to be delisted from the NYSE upon approval by the Securities and Exchange Commission. Once suspended from trading on the NYSE, Delta's securities may be quoted in the "over-the-counter" market.

         Delta cannot predict what the ultimate value of its securities may be or whether security owners should expect any financial recovery in Delta's Chapter 11 proceedings. However, in most Chapter 11 cases, owners of equity securities receive little or no recovery of value from their investment. As a result, Delta urges that appropriate caution be exercised with respect to existing and future investments in Delta's securities.

         Investors and other interested parties can obtain information about Delta's Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com.

         Delta Air Lines is the world's second-largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 502 destinations in 88 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flier miles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Customers can check in for flights, print boarding passes and check flight status at delta.com.

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Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more Plans of Reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such Plans of Reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for Delta to propose and confirm one or more Plans of Reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the Chapter 11 proceedings on our liquidity or results of operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a Plan of Reorganization and thereafter; the effect of a significant reserve or holdback under our credit card processing agreements; our ability to comply with financial covenants in our financing agreements; our debt and pension plan funding obligations; the cost of aircraft fuel; pilot early retirements; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; labor issues; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta's Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on August 15, 2005. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of October 7, 2005, and which Delta has no current intention to update.

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